SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2003

MoliChem Medicines, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-64430	330820923
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer ID Number)

100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27517-2389
(Address of principal executive offices) (Zip Code)

Company’s telephone number, including area code   919-960-0217

Item 5.  Other Events and Regulation D Disclosure.

On January 7, 2003, MoliChem issued a press release. A copy of the press release is being furnished as Exhibit 99.1 MoliChem regards any information provided in the press release to be current and accurate only as of the date of the press release and specifically disclaims any duty to update such information unless it is necessary to do so in accordance with applicable law.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLICHEM MEDICINES, INC.

Date: January 10, 2003	/s/ Luis Molina
Luis Molina, Ph.D., Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 7, 2003